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                                                                    EXHIBIT 10.6



                               October 12, 1998



Coal City Corporation
1200 North Ashland Avenue
Chicago, Illinois 60622-2298


Dear Sirs:

          The undersigned understands that Avondale Financial Corp. ("Avondale") and Coal City Corporation ("Coal City") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, a merger between Avondale and Coal City (the "Merger"), in which all of the outstanding shares of capital stock of Coal City will be exchanged for shares of common stock, par value $.01 per share, of Avondale ( subject to the issuance of cash in lieu of fractional shares).

          The undersigned is a stockholder of Avondale and is entering into this agreement to induce Coal City to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

          The undersigned confirms its agreement with Coal City as follows:

          1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth shares of the capital stock of Avondale of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the Shares set forth in
Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in the Schedule, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Avondale (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

          2. The undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto until after the Avondale Stockholders' Meeting (as defined in the Merger Agreement), other than (i) pursuant to the Merger or (ii) with Coal City's prior written consent.

          3. The undersigned agrees that all of the shares of capital stock of Avondale
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Coal City Corporation
October 12, 1998
Page 2

beneficially owned by the undersigned, or over which the undersigned has voting power or control, directly or indirectly, at the record date for any meeting of stockholders of Avondale called to consider and vote to adopt the Merger Agreement and/or the transactions contemplated thereby will be voted by the undersigned in favor thereof.

          4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with Coal City in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to directly, or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to a Takeover Proposal (as defined in the Merger Agreement), or provide any such person with information or assistance or negotiate with any such person with respect to a Takeover Proposal or agree to or otherwise assist in the effectuation of any Takeover Proposal except as permitted by the Merger Agreement. Nothing herein is intended to preclude the undersigned in his or her capacity as a director of Avondale to exercise his or her fiduciary duties related to a Takeover Proposal (as defined in the Merger Agreement).

          5. The undersigned represents and warrants to Coal City that (i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

          6. The undersigned agrees that damages are an inadequate remedy for the breach by the undersigned of any term or condition of this agreement and that Coal City shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements provided herein.

          7. This letter agreement may be terminated at the option of any party at any time after the earlier of (i) termination of the Merger Agreement and (ii) the day following the Closing (as defined in the Merger Agreement).

          8. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Coal City.

          9. This agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement.
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Coal City Corporation
October 12, 1998
Page 3

          10. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

          11. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          12. The validity, construction, enforcement and effect of this agreement shall be governed by the internal laws of the State of Illinois.

          13. This agreement shall be binding upon and inure to the benefit of Coal City and its successors, and the undersigned, the undersigned's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

          14. Nothing in this Agreement shall be construed to give Coal City any rights to exercise or direct the exercise of voting power as owner of the shares, either beneficially or otherwise, for any purpose.
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Coal City Corporation
October 12, 1998
Page 4

     Please confirm that the foregoing correctly states the understanding between the undersigned and Coal City by signing and returning to Coal City a counterpart hereof.

                                    Very truly yours,


                                    __________________________
                                    Signature


                                    __________________________
                                    Name

Accepted as of the ___ day
of October, 1998

Coal City Corporation


By:______________________
   Mitchell Feiger
   President
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                                  Schedule I
                                  ----------

Number of shares of Avondale  common
stock beneficially owned ......................              _____